      As filed with the Securities and Exchange Commission on May 12, 1995
                                                          Registration No. 33-

================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                              _________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                               ________________

                       AMERICAN BUSINESS PRODUCTS, INC.
            (Exact Name of Registrant as Specified in Its Charter)

           GEORGIA                                               58-1030529
(State or Other Jurisdiction                                 (I.R.S. Employer
of Incorporation or Organization)                           Identification No.)

          SUITE 1200, 2100 RIVEREDGE PARKWAY, ATLANTA, GEORGIA 30328 (Address of Principal Executive Offices, including Zip Code)


          AMERICAN BUSINESS PRODUCTS, INC. 1991 STOCK INCENTIVE PLAN
                              FORMERLY KNOWN AS
           AMERICAN BUSINESS PRODUCTS, INC. 1991 STOCK OPTION PLAN
                           (Full Title of the Plan)


                               ________________


               DAWN M. GRAY                                 COPY TO:
           CORPORATE SECRETARY
     AMERICAN BUSINESS PRODUCTS, INC.                M. HILL JEFFRIES, ESQ.
    2100 RIVEREDGE PARKWAY, SUITE 1200               LONG, ALDRIDGE & NORMAN
        ATLANTA, GEORGIA 30328                  ONE PEACHTREE CENTER, SUITE 5300
(Name and Address of Agent For Service)              ATLANTA, GEORGIA 30308
           (404) 953-8300                                (404) 527-4000
(Telephone Number, Including Area Code,
         of Agent For Service)

                        CALCULATION OF REGISTRATION FEE


==========================================================================================================
     Title of               Amount               Proposed              Proposed              Amount of
    Securities               to be                Maximum               Maximum            Registration
       to be            Registered (1)           Offering              Aggregate              Fee (2)
    Registered                                   Price Per             Offering
                                                 Share (2)             Price (2)
==========================================================================================================
Common Stock,
$2.00 par value
per share                500,000                $27.1875             $13,593,750            $4,687.13
==========================================================================================================




(1) The shares of Common Stock being registered represent shares of Common Stock which may be acquired pursuant to options or awards which may be granted in the future under the American Business Products, Inc. 1991 Stock Incentive Plan (formerly known as the American Business Products, Inc. 1991 Stock Option Plan) (the "Plan"). An undetermined number of additional shares may be issued, or the shares registered hereunder may be combined into an undetermined lesser number of shares, if the antidilution provisions of the Plan become operative.

(2) The offering prices of the shares which may be acquired pursuant to options or awards available for grant in the future under the Plan are not presently determinable. The offering prices for such shares is estimated pursuant to Rule 457 (c) and (h) solely for the purpose of calculating the registration fee and is based upon the average of the high and low prices of the Registrant's Common Stock on May 5, 1995 as reported in the consolidated reporting system.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents heretofore filed by American Business Products, Inc. (the "Company" or the "Registrant") with the Securities and Exchange Commission hereby are incorporated herein by reference as of their respective dates:

         (1) The Company's Registration Statement on Form S-8 (No. 33-39314) in connection with the Plan.


ITEM 8.  EXHIBITS.

Exhibit
Number                    Description
- ------                    -----------
 5                        Opinion of Long, Aldridge & Norman

23(a)                     Consent of DELOITTE & TOUCHE LLP

23(b)                     Consent of Long, Aldridge & Norman (included in Exhibit 5)

24                        Powers of Attorney

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 26th day of April 1995.

                                        AMERICAN BUSINESS PRODUCTS, INC.



                                        By: /s/ Thomas R. Carmody
                                            -----------------------------------
                                                Thomas R. Carmody
                                                Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of April 26, 1995.

Signatures                                                  Title
- ----------                                                  -----

/s/ Thomas R. Carmody                                       Chairman and Chief Chief Executive Officer
- ---------------------------------                           (Principal Executive Officer)
Thomas R. Carmody


/s/ W. C. Downer                                            Vice President-Finance
- ---------------------------------                           (Principal Financial and Accounting Officer)
W. C. Downer



F. Duane Ackerman*                                          Director
- ---------------------------------
F. Duane Ackerman



John E. Aderhold*                                           Director
- ---------------------------------
John E. Aderhold



W. Joseph Biggers*                                          Director
- ---------------------------------
W. Joseph Biggers



Henry Curtis VII*                                           Director
- ---------------------------------
Henry Curtis VII


Herbert J. Dickson*                                         Director
- ---------------------------------
Herbert J. Dickson

Robert W. Gundeck*
- ---------------------------------
Robert W. Gundeck



Hollis L. Harris*
- ---------------------------------
Hollis L. Harris



W. Stell Huie*
- ---------------------------------
W. Stell Huie



Thomas F. Keller*
- ---------------------------------
Thomas F. Keller



Rex A. McClelland*
- ---------------------------------
Rex A. McClelland



G. Harold Northrop*
- ---------------------------------
G. Harold Northrop



* By: /s/ Dawn M. Gray
      ---------------------------
         Dawn M. Gray,
         as Attorney-in-Fact

                                 EXHIBIT INDEX



EXHIBIT                   DESCRIPTION
- -------                   -----------
 5                        Opinion of Long, Aldridge & Norman

23(a)                     Consent of DELOITTE & TOUCHE LLP

23(b)                     Consent of Long, Aldridge & Norman (included in Exhibit 5)

24                        Powers of Attorney